UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to Rule 14a-12

NORD RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

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ii

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON SEPTEMBER 18, 2012

     The purpose of this supplement to the proxy statement of Nord Resources Corporation, filed with the Securities and Exchange Commission on August 9, 2012 (the “Proxy Statement”), relating to our 2012 Annual Meeting of Stockholders to be held on September 18, 2012 (the “Annual Meeting”), is to correct the disclosure concerning the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock, and each named executive officer, each director, and all of our directors and executive officers as a group,

as described under the heading “Security Ownership of Beneficial Owners and Management”, at pages 4 through 6 of the Proxy Statement.

     Accordingly, the disclosure under the heading “Security Ownership of Beneficial Owners and Management”, at pages 4 through 6 of the Proxy Statement, is replaced in its entirety with the following:

“SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of July 20, 2012 regarding the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock; and

  each named executive officer, each director, and all of our directors and executive officers as a group.

     The number of shares beneficially owned and the percentage of shares beneficially owned are based on 112,488,604 shares of common stock outstanding as of July 20, 2012.

     For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following July 20, 2012, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	As of July 20, 2012
Name and Address of Beneficial Owner(1)	Shares		Percent
Named Executive Officers and Directors(2)
Ronald A. Hirsch Chairman	10,053,852	(3)	8.9%
Stephen D. Seymour Director	5,836,353	(4)	5.2%
Douglas P. Hamilton Director	400,000	(5)	0.4%
John F. Cook Director	1,297,126	(6)	1.1%
Wayne M. Morrison Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	2,074,077	(7)	1.8%
Directors and Executive Officers as a Group (Five Persons)	19,661,408	(8)	17.3%

Notes

(1)

Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on July 20, 2012.

(2)	The address of the executive officers and directors is c/o Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.
(3)

In December 2010, Mr. Hirsch made a loan of $50,000 to our Company. The loan is evidenced by an amended and restated convertible promissory note dated January 28 2011, bears interest at 12% per annum, and matures on December 29, 2012. The unpaid principal and accrued interest outstanding under the note is convertible at the option of Mr. Hirsch at any time prior to the due date, in whole and not in part, into common stock at a conversion price of $0.16 per share. The number of shares reported as being beneficially owned by Mr. Hirsch includes 312,500 shares of common stock into which the principal is convertible, but does not include the number of shares issuable upon conversion of accrued interest as that figure is not currently known. Also includes 441,667 shares of common stock that may be acquired pursuant to options exercisable within 60 days.

(4)

In December 2010, Mr. Seymour made a loan of $50,000 to our Company. The loan is evidenced by an amended and restated convertible promissory note dated January 28 2011, bears interest at 12% per annum, and matures on December 29, 2012. The unpaid principal and accrued interest outstanding under the note is convertible at the option of Mr. Seymour at any time prior to the due date, in whole and not in part, into common stock at a conversion price of $0.16 per share. The number of shares reported as being beneficially owned by Mr. Seymour includes 312,500 shares of common stock into which the principal is convertible, but does not include the number of shares issuable upon conversion of accrued interest as that figure is not currently known. Also includes 491,667 shares of common stock that may be acquired pursuant to options exercisable within 60 days, 1,575,000 shares of common stock held by Mr. Seymour as a co–trustee of a trust, and 36,300 shares of common stock owned by his spouse. Mr. Seymour disclaims beneficial ownership of the 36,300 shares of common stock owned by his spouse.

(5)	Includes 400,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days.
(6)

Includes 897,126 outstanding shares of common stock, all of which are owned by Tormin Resources Limited, a company owned and controlled by Mr. Cook. Also includes 400,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days.

(7)	Includes 1,698,248 shares of common stock that may be acquired pursuant to options exercisable within 60 days.
(8)

Consists of 3,431,582 shares of common stock that may be acquired pursuant to options, and 625,000 shares of common stock that may be acquired pursuant to the conversion of convertible promissory notes, in each case exercisable within 60 days.

     The following table sets forth, as of July 20, 2012, certain information regarding beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

		Common Stock Beneficially Owned
Name and Address Of			Percent of
Beneficial Owner	Title of Class	Number of Shares	Class(1)

Ross J. Beaty 864930 B. C. Ltd. 1550-625 Howe Street Vancouver, B.C. Canada V6C 2T6	Common Stock	34,250,000	30.4%

Riaz Shariff 1704 Al Moosa Tower 1 Sheikh Zayed Road Dubai, U.A.E.	Common Stock	5,750,000	5.1%

Notes

(1)	Applicable percentage of ownership is based on 112,488,604 shares of common stock outstanding as of July 20, 2012.

     We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.”

     This supplement should be read in conjunction with the Proxy Statement, and does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, or the other information in the Proxy Statement.

The date of this supplement to the Proxy Statement is August 10, 2012

By Order of the Board of Directors of
Nord Resources Corporation

/s/Ronald A. Hirsch

Ronald A. Hirsch
Chairman of the Board

August 10, 2012